EX-23.2
  CONSENT OF BRIAN F. FAULKNER, A PROFESSIONAL LAW CORPORATION

                         Brian F. Faulkner
                  A Professional Law Corporation
                  27127 Calle Arroyo, Suite 1923
               San Juan Capistrano, California 92675
                         (949) 240-1361


August 1, 2006


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  5G Wireless Communications, Inc. - Form SB-2

Dear Sir/Madame:

     I have acted as a counsel to 5G Wireless Communications, Inc., a Nevada corporation ("5G Wireless"), in connection with its registration statement on Form SB-2 ("Registration Statement") relating to the registration of 38,481,416 shares of common stock ("Shares"), $0.001 par value per Share, by selling stockholders of 5G Wireless. I hereby consent to all references to my firm included in this Registration Statement, including the opinion of legality.

                                       Sincerely,



                                       /s/  Brian F. Faulkner
                                       Brian F. Faulkner